As filed with the Securities and Exchange Commission on October 22, 2020

Registration No. ________

UNITED STATES

SECURiTIES AND EXChANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

B.O.S. BETTER ONLINE SOLUTIONS LTD.

(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Freiman Street

Rishon LeZion, 75100, Israel

(+972) 3-954-2000

(Address and Telephone Number of Registrant’s principal executive offices)

B.O.S. Better Online Solutions Ltd.

c/o Ruby-tech, Inc.

147-20 184th St.,

Jamaica NY 11413, USA.

508-655-2312

(Name, address and telephone number of agent for service)

Copies To:

Brian Brodrick, Esq. Phillips Nizer LLP 485 Lexington Avenue New York, New York 10017 (212) 841-0700	Shlomo Landress, Adv. Gornitzky & Co. 45 Rothschild Boulevard Tel Aviv 6578403, Israel 972-3-710-9191

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Ordinary Shares, nominal value NIS 80.00 per share (1)
Warrants (1)
Units (1)
Total			$10,000,000	$1,091

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of Registrant’s ordinary shares, warrants, or units as may, from time to time, be issued at indeterminate prices. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement on behalf of the Registrant exceed $10,000,000. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also includes additional ordinary shares issuable upon stock splits, stock dividends or similar transactions.
3)	Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant will not exceed $10,000,000 (see Note 2 above).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 (the “Securities Act”) or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus

Subject to completion, dated October 22, 2020

$10,000,000

Ordinary Shares

Warrants

Units

B.O.S. BETTER ONLINE SOLUTIONS LTD.

Through this prospectus, we may periodically offer:

(1)	our ordinary shares,

(2)	our warrants, and

(3)	our units.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

Our Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “BOSC”. On October 20, 2020, the last reported sale price of our Ordinary Shares on the NASDAQ Capital Market was $ 2.55 per share. You are urged to obtain current market quotations for the Ordinary Shares.

The securities may be sold directly by us to investors, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you decide to invest in our Ordinary Shares.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING OUR ORDINARY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to the ordinary shares, warrants and units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $10,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings in any manner described under the section in this prospectus entitled “Plan of Distribution.”

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our Ordinary Shares. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Ordinary Shares.

Unless the context otherwise requires, all references in this prospectus to “BOS,” “we,” “our,” “our company,” “us” and the “Company” refer to B.O.S. Better Online Solutions Ltd. and its consolidated subsidiaries.

All references in this prospectus to “Ordinary Shares” refer to our Ordinary Shares, nominal value NIS 80.00 per share.

All references in this prospectus to “dollars” or “$” are to United States Dollars.

All references in this prospectus to “shekels” or “NIS” are to New Israeli Shekels.

The Company

We were incorporated in Israel in 1990 and are subject to the Israeli Companies Law 1999 – 5759 (the “Israeli Companies Law”). Our executive offices, shipping and service operations are located in Israel. Our address in Israel is 20 Freiman Street, Rishon LeZion, 75100, Israel.

Our address in the United States is B.O.S. Better Online Solutions Ltd. c/o Ruby-tech, Inc. 147-20 184th St., Jamaica NY 11413, USA, telephone 508-655-2312

Our telephone number is 972-3-954-2000 and our website address is www.boscom.com. Our commercial websites are: Supply Chain Division - www.odem.co.il; Intelligent Robotics Division and RFID Division – www.dimex.co.il; www.idnext.co.il; and www.imdecol.com. The information contained on, or linked from, our websites is not a part of this prospectus.

B.O.S is a global provider of RFID and Robotic systems and of Supply Chain solutions to enterprises. BOS operates through three business divisions:

●	Supply Chain Division – offers electro-mechanical components, mainly to customers in the aerospace, defense and other industries worldwide and a supply chain service provider for aviation customers that prefer to consolidate their component acquisitions through a supplier that is able to provide a comprehensive solution to their components-supply needs.

●	RFID Division – offers comprehensive turn-key solutions for Automatic Identification and Data Collection (AIDC), combining a mobile infrastructure with software application of manufacturers that we represent. The division also offers on-site inventory count services in the fields of apparel, food, convenience and pharma, asset tagging and counting services for corporate and governmental entities.

●	Intelligent Robotics Division - offers comprehensive technological solutions for increasing productivity in industrial and logistics processes.

In January 2016, the Company completed the acquisition of the assets of iDnext Ltd. and its subsidiary Next-Line Ltd., which offers on-site inventory count services in the fields of apparel, food, convenience and pharma, and asset tagging and counting services for corporate and governmental entities.

In June 2019, the Company acquired the business operations of Imdecol Ltd (“Imdecol”), in order to expand the Company’s technological capabilities and exposure to international markets, and take advantage of the increasing demand from manufacturers for improvements in the productivity of their production lines.

THE OFFERING

General

This prospectus relates to the sale by the Company of any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (the “Form 20-F”), and in our Reports of Foreign Private Issuer on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2019.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information and Incorporation of Certain Information.” The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the federal securities laws. These statements address, among other things: our strategy; the anticipated development of our products; the results of completed acquisitions and our ability to make future acquisitions; our projected capital expenditures and liquidity; our development of additional revenue sources; our development and expansion of relationships; the market acceptance of our products; our technological advancement; our compliance with regulatory requirements; and our ability to operate due to political, economic and security conditions. Actual results could differ materially from those anticipated, expressed or implied in these forward-looking statements as a result of various factors, including all the risks discussed above and elsewhere in this prospectus.

We urge you to consider that statements that use the terms “believe”, “do not believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “projections”, “forecast”, “may”, “continue”, “should”, “predict”, “potential” or the negative of these terms or similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events. These statements are based on beliefs and assumptions and are subject to risks and uncertainties. These risk factors and uncertainties include, amongst others, the dependency of sales being generated from one or few major customers, the uncertainty of BOS being able to maintain current gross profit margins, inability to keep up or ahead of technology and to succeed in a highly competitive industry, inability to maintain marketing and distribution arrangements and to expand our overseas markets, uncertainty with respect to the prospects of legal claims against BOS, the effect of exchange rate fluctuations, general worldwide economic conditions and continued availability of financing for working capital purposes and to refinance outstanding indebtedness; and additional risks and uncertainties set forth in this prospectus, including under the heading “Risk Factors.” Therefore, we caution you to consider the matters described under the heading “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus and other publicly available resources. Except as required by applicable law, including the federal securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Market data and forecasts used in this prospectus have been obtained from independent industry sources that we believe to be reliable. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties accompanying any estimates of future market size.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $10,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our condensed consolidated current liabilities and capitalization at June 30, 2020. This table was prepared in accordance with the U.S. Generally Accepted Accounting Principles.

Consolidated Capitalization (in US thousands of dollars)

June 30, 2020

Short term debt
Secured	$1,062
Unsecured	$8,636
Total short term debt	$9,698

Long term debt
Secured	$1,893
Unsecured	$967
Total long term debt	$2,860

Shareholders equity
Share capital: Ordinary Shares
Issued 4,318,906 Ordinary Shares nominal value NIS 80.00 per share	$80,767
Additional paid-in Capital	$1,938
Accumulated other comprehensive loss	$(220)
Accumulated deficit	$(71,140)
Total shareholders’ equity	$11,345

The Company’s operations are financed through cash flows from operating activities, from long term loans and from equity investments. (See “Item 5B. Liquidity and Capital Resources” in our Form 20-F).

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus. Unless we state otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements. From time to time we may evaluate the possibility of acquiring business, products and technologies, and we may use a portion of the proceeds as consideration for acquisitions. Until we use the net proceeds for these purposes, we may invest them in interest-bearing deposits.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F  for the fiscal year ended December 31, 2019, which description is incorporated herein by reference.

Our Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “BOSC”.

DESCRIPTION OF WARRANTS

Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which the prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may, from time to time, sell any or all of the Ordinary Shares on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.

These sales may be at fixed or negotiated prices. We may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for the shares;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

We may engage brokers and dealers, and any brokers or dealers may arrange for other broker-dealers to participate in sales of the securities. Broker-dealers may agree to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of the Company’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees, in compliance with the rules of FINRA.

The SEC may take the view that, under certain circumstances, any broker-dealers or agents that participate in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate members are purchased in syndicate covering transactions.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except for the SEC registration fee. The estimates do not include expenses related to offerings of particular securities.

SEC registration fees		$1,091
Legal fees, Accounting Fees and expenses	$	*
Miscellaneous expenses	$	*

TOTAL	$	*

* To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

VALIDITY OF SECURITIES

The validity of the Ordinary Shares offered in this prospectus, will be passed upon for us by Gornitzky & Co., our Israeli counsel. Certain other legal matters relating to United States law will be passed upon for us by Phillips Nizer LLP, New York, New York.

EXPERTS

Financial statements of B.O.S. Better Online Solutions Ltd, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accounting firms, upon the authority of said firms as experts in accounting and auditing.

Financial statements of Imdecol Ltd., incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Alan Moldof, an independent registered public accountant, upon his authority as an expert in accounting and auditing.

Such consolidated statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC are available at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

We maintain a corporate website at www.boscorporate.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with or submit to it. This means that we can disclose important information to you by referring to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such document shall not create any implication that there has been no change in our affairs since the date therefor or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care., When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the later information filed with or submitted to the SEC will update and supersede such information. We incorporate by reference into this prospectus the documents listed below:

(a)	Our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020. (SEC File No. 001-14184);

(b)	The description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on December 18, 2006, including any amendment or report filed which updates such description;

(c)	Form 6-K furnished on July 29, 2019

(d)	Form 6-K furnished on August 7, 2019

(e)	Form 6-K furnished on October 2, 2020 (such incorporation is limited to our historical GAAP financial information for the six months ended June 30, 2020 and June 30, 2019 contained therein).

(f)	Form 6-K furnished on October 22, 2020.

In addition, we incorporate by reference into this prospectus documents listed below any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with the SEC. We will deliver to each person (including any beneficial owner) to whom this prospectus has been delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request, and at no cost to the requester. Requests should be directed to:

B.O.S. Better Online Solutions Ltd.
20 Freiman Street Rishon LeZion, 75100, Israel
Tel.:	(+972) 3-954-2000
Fax:	(+972) 3-649-8390
Attn.:	Eyal Cohen, CEO

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Most of our directors and all of our officers reside outside of the United States. It may be difficult to enforce civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.

In addition, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

However, subject to specified time limitations, Israeli courts may enforce a United States final executory judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel. The rules of private international law currently prevailing in Israel do not prohibit the enforcement of a judgment by Israeli courts provided that:

●	the judgment is enforceable in the state in which it was given;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

●	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the State of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments in Israel.

Our subsidiary, Ruby-tech Inc. is our agent to receive service of process in any action against us in any competent court of the United States arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at an annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

B.O.S. BETTER ONLINE SOLUTIONS LTD.

$10,000,000

Ordinary Shares

Warrants

Units

Offered by BOS Better Online Solutions Ltd.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Israeli Companies Law, and the Israeli Securities Law, provide that a company may include in its articles of association provisions allowing it to:

1.	partially or fully, exempt in advance, an office holder of the company from his/her responsibility for damages caused by the breach of his/her duty of care to the company, except for damages caused to the Company due to any breach of such office holder’s duty of care towards the company in a “distribution” (as defined in the Israeli Companies Law).

2.	enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his/her capacity as an office holder of the company with respect to the following:

(a)	the breach of his/her duty of care to the company or any other person;

(b)	the breach of his/her fiduciary duty to the company to the extent he/she acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company;

(c)	monetary liabilities or obligations which may be imposed upon him/her in favor of other persons;

(d)	reasonable litigation expenses, including attorneys fees, incurred by the officer as a result of an ongoing administrative enforcement proceeding instituted against him in accordance with the Securities Law; and

(e)	a payment imposed on the office holder in favor of an injured party as set forth in the Securities Law.

3.	indemnify an office holder of the company for:

(a)	monetary liabilities or obligations imposed upon, or actually incurred by, such officer holder in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court, by reason of acts or omissions of such office holder in his or her capacity as an office holder of the company;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by such office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of us or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require criminal intent in which he/she was convicted, in each case by reason of acts or omissions of such office holder in his or her capacity as an office holder; and

(c)	reasonable litigation expenses, including attorneys’ fees, actually incurred by such office holder (1) due to an investigation or a proceeding instituted against such office holder by an authority competent to administrate such an investigation or proceeding, provided that (i) it was terminated without the filing of an indictment against such office holder; and without having any monetary charge imposed on such office holder in lieu of criminal proceedings (as such term is defined in the Israeli Companies Law); or (ii) that was terminated without the filing of an indictment against such office holder but with a monetary charge imposed on such office holder in lieu of criminal proceedings of a crime which does not require proof of criminal intent, in each case by reason of acts of such office holder in his or her capacity as an office holder of the company;

(d)	expenses, including reasonable litigation expenses and attorneys’ fees, actually incurred by such office holder as a result of a proceeding instituted against such office holder in relation to infringements that may impose financial or administrative sanctions under the Securities Law; and

(e)	payments made by the office holder to an injured party ordered by the Administrative Enforcement Committee pursuant to an infringement under the Securities Law.

The Israeli Companies Law provides that a company’s articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, as described in:

i.	sub-section 3(a) above, provided such undertaking is limited to and actually sets forth the occurrences, which, in the opinion of the company’s board of directors based on the current activity of the company, are, at the time such undertaking is provided, foreseeable, and to an amount and degree that the board of directors has determined is reasonable for such indemnification under the circumstances; and

ii.	sub-sections 3(b) and 3(c) above.

The Securities Law provides that a company’s articles of association may provide that a company may undertake to indemnify an office holder in advance, as described in sub-sections 3(d) and 3(e) above.

The Israeli Companies Law and Securities Law provide that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

1.	a breach of his/her fiduciary duty, except to the extent described in sub-section 2(b) above;

2.	a breach of his/her duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences, except if such breach is done only with negligence;

3.	an act or omission done with the intent to unlawfully realize personal gain;

4.	a fine or monetary settlement imposed upon him/her; or

5.	an administrative proceeding instituted against the officer holder under the Securities Law, except as described in sub-sections 3(d) and 3(e) above.

Under the Israeli Companies Law, the term “office holder” may include a general manager or chief executive officer, executive vice president, vice president or any other managers directly subordinate to the general manager or chief executive officer and any other person fulfilling or assuming any such position or responsibility without regard to such person’s title, or a director.

The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company generally requires, pursuant to the Israeli Companies Law, the approval of our compensation committee and board of directors, and, in certain circumstances, including, inter alia, (i) if the office holder is a director or chief executive officer; (ii) if the proposed grant of exemption, undertaking to indemnify; or (iii) insurance coverage which deviates from an approved office holder compensation policy, the approval of our shareholders.

We have entered into an insurance contract for directors and officers and have procured indemnification insurance for our office holders to the extent permitted by our articles of association.

ITEM 9. EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.*
4.1	Memorandum of Association, as amended (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on November 13, 2018).
4.2	Articles of Association, as amended. (incorporated by reference to the Company’s Proxy Statement on Form 6-K filed on September 11, 2019).
4.3	Form of Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration Number 333-110696)).
4.4*	Form of Share Purchase Warrant
4.5*	Form of Warrant Agreement
5.1**	Opinion of Gornitzky & Co., Israeli counsel for B.O.S. Better Online Solutions Ltd., as to the validity of the Ordinary Shares.
23.1**	Consent of Gornitzky & Co. (included in Exhibit 5.1).
23.2**	Consent of Fahn Kanne & Co. Grant Thornton Israel, an independent registered public accounting firm and a member of Grant Thornton.
23.3**	Consent of Alan Moldof, an independent registered public accounting firm
24.1**	Power of Attorney (included in the signature page to this Registration Statement).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or an exhibit to a Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference.

**	Filed herewith

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section l5(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section l5(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the provisions described under “Item 8. Indemnification of Directors and Officers” above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rishon LeZion, in the State of Israel, on October 22, 2020.

B.O.S. Better Online Solutions Ltd.

By:	/s/ Eyal Cohen	/s/ Hagit Vizner
Name:	Eyal Cohen	Hagit Vizner
Title:	Chief Executive Officer	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eyal Cohen and Hagit Vizner, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement, together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on, sign and file any supplement to any prospectus filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ziv Dekel	Chairman of the Board of Directors	October 22, 2020
Mr. Ziv Dekel

/s/ Eyal Cohen	Chief Executive Officer	October 22, 2020
Mr. Eyal Cohen	(Principal Executive Officer)

/s/ Hagit Vizner	Chief Financial Officer	October 22, 2020
Ms. Hagit Vizner	(Principal Financial and Accounting Officer)

/s/ Odelia Levanon	Director	October 22, 2020
Ms. Odelia Levanon

/s/ Revital Cohen	Director	October 22, 2020
Ms. Revital Cohen

/s/ Ralph Sassun	Director	October 22, 2020
Mr. Ralph Sassun

/s/ Michael Osborne	Director	October 22, 2020
Mr. Michael Osborne

Authorized Representative in the U.S.

Ruby-tech, Inc.

By:	/s/ Eyal Cohen
Name:	Eyal Cohen
Title:	CEO

Date: October 22, 2020